Exhibit 99.2

AGREEMENT TO TRANSFER SPONSOR SECURITIES

August 5, 2020

Schechter Private Capital Fund I, LLC – Series Q

Schechter Private Capital Fund I, LLC – Series Q2

Ladies and Gentlemen:

Reference is made to that certain (i) Subscription Agreement, dated as of August 5, 2020 (the “Subscription Agreement”), by and among Megalith Financial Acquisition Corp., a Delaware corporation (the “Company”) and the undersigned (the “Transferee”), (ii) the Letter Agreement, dated as of August 23, 2018 (the “Insider Letter”), by and among the Company, MFA Investor Holdings LLC (“Sponsor”), and the members of Sponsor named therein and (iii) the Warrant Agreement, dated August 23, 2018, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Subscription Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor, the Company, Schechter Private Capital, LLC (“Schechter”) and the Transferee hereby agree as follows:

1.	On or prior to the execution of the Subscription Agreement, Schechter shall deliver, or cause to be delivered, no less than 50% of the total funds committed to purchase Shares pursuant to the Subscription Agreement by Schechter and/or its affiliates and/or managed fund(s) to an omnibus account controlled by Schechter or an escrow account at a nationally recognized financial institution. Schechter hereby commits to fund any shortfall between the funds held in such account and the total amount of Shares subscribed for by Schechter and/or its affiliates and/or managed fund(s) pursuant to the Subscription Agreement at the Closing.

2.	Subject to, and effective with no further action by any party hereto (except as expressly provided herein), upon the consummation of the Transaction under the Transaction Agreement, the Sponsor hereby transfers and assigns to the Transferee all of its right, title and interest in and to such number of (i) shares of Class B Common Stock, par value $0.0001 per share, of the Company and (ii) private placement warrant issued concurrently with the Company’s initial public offering owned by the Sponsor as set forth on the signature page hereto (such shares, the “Transferred Sponsor Shares”, such warrants, the “Transferred Sponsor Warrants and the Transferred Sponsor Shares and Transferred Sponsor Warrants, together, the “Transferred Sponsor Securities”), subject to the terms of this Agreement. The balance of Transferred Sponsor Shares and Transferred Sponsor Warrants transferred to the undersigned shall be determined by the Company to maximize the number of Transferred Sponsor Shares to be received by the undersigned to reflect an effective issue price of $9.50 per share for the Shares issued pursuant to the Subscription Agreement. Notwithstanding anything to the contrary contained herein, in no event shall the number of Transferred Sponsor Securities transferred pursuant to this Agreement reduce the effective issue price of the Shares issued pursuant to the Subscription Agreement to below $9.50 per share or otherwise trigger an adjustment of the Warrant Price (as defined in the Warrant Agreement) pursuant to Section 4.3.2 of the Warrant Agreement.

3.	For the period commencing on the closing of the Transaction and terminating on the date on which Schechter and/or its affiliates and/or managed fund(s) collectively hold less than 15% of the issued and outstanding shares of Common Stock of the Company, the undersigned shall have the right to appoint one (1) member (the “Appointee”) to the board of directors (the “Board”) of the Company, which Appointee shall be reasonably acceptable to the Nominating and Corporate Governance Committee of the Board.

4.	In the event of a liquidation, dissolution or winding up of the Company, the holders of the Shares shall have the right to receive, out of any funds available for return to holders of the Company’s Common Stock, a return of the aggregate Purchase Price paid for the Shares before any other holders of Common Stock receive the proceeds of any such liquidation, dissolution or winding up of the Company. Notwithstanding the foregoing, the holders of the Shares shall have no right to receive such return of capital if the Company’s Common Stock is listed on the NYSE or another national securities exchange at the Closing of the Transaction.

5.	The Transferee hereby acknowledges that the Transferred Sponsor Securities are subject to the terms and conditions of the Insider Letter and Warrant Agreement, and agrees to accept the Transferred Sponsor Shares subject to such restrictions applying to such Transferred Sponsor Securities under the Insider Letter and Warrant Agreement, and the Transferee agrees to comply with such restrictions. The Transferee hereby agrees that notwithstanding paragraph 1 above, as a requirement and condition precedent to the Transferee receiving the Transferred Sponsor Securities under this Agreement, the Transferee must first execute and deliver to the Company and the Sponsor a joinder agreement in form and substance reasonably acceptable to the Company and the Sponsor to become bound by the terms and conditions to the Insider Letter that apply to the Sponsor and its members as “Founder” under the Insider Letter as if the Transferee were the original party thereto.

6.	The Transferee further agrees to accept the Transferred Sponsor Securities subject to any restrictions under the Insider Letter and Warrant Agreement that apply to the holder of such securities after the Transaction Closing, and agrees to comply with such restrictions as if it were the “Insider” or “Sponsor” party thereto.

7.	This Agreement (and to the extent referenced or incorporated herein, the Subscription Agreement, the Insider Letter and the Warrant Agreement) constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived to any particular provision, except by a written instrument executed by all parties hereto.

8.	No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the parties and their respective successors and assigns.

9.	Any notice, consent or request to be given in connection with this Agreement shall be in writing and be delivered in accordance with the requirements of Section 9(n) of the Subscription Agreement, with the address of the Sponsor for such purposes being:

Notice to the Sponsor shall be given to: [ ]

With a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attention: Tamar Donikyan, Esq.

Email: tdonikyan@egsllp.com

Telephone: (212) 370-1300

10.	The terms of this Agreement shall be interpreted, enforced, governed by and construed in a manner consistent with the provisions of the Subscription Agreement.

11.	This Agreement shall terminate at such time, if any, as the Transaction Agreement or the Subscription Agreement is terminated in accordance with its terms, and upon such termination this Agreement shall be null and void and of no effect whatsoever, and the parties hereto shall have no further obligations under this Agreement.

{Signature page follows}

2

Please indicate your agreement to the foregoing by signing in the space provided below.

MFA INVESTOR HOLDINGS, LLC

By:	/s/ Bhanu Choudhrie
Name:	Bhanu Choudhrie
Title:	Managing Member

MEGALITH FINANCIAL ACQUISITION CORP.

By:	/s/ A.J. Dunklau
Name:	A.J. Dunklau
Title:	Chief Executive Officer

Accepted and agreed to as of the date first set forth above:

Schechter Private Capital, LLC

By:	/s/ Marc Schechter
Name:	Marc Schechter
Title:	Manager

[NAME OF TRANSFEREE]

By:
Name:
Title:

{Signature Page to Sponsor Share Transfer Agreement}

The undersigned Escrow Agent has received a copy of this Agreement and the Subscription Agreement and acknowledges and accepts this Agreement as of the date first set forth above:

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, as Escrow Agent

By:	/s/ Erika Young
Name:	Erika Young
Title:	Vice President

{Signature Page to Sponsor Share Transfer Agreement}